Exhibit 10.35

AMENDMENT NO. 1

TO

THE RYLAND GROUP, INC.

SENIOR EXECUTIVE PERFORMANCE PLAN

The Compensation Committee of the Board of Directors of The Ryland Group, Inc. (the “Corporation”), pursuant to its power and authority to amend the Senior Executive Performance Plan (the “Plan”), amends the Plan effective as of January 1, 2005, to confirm that the Plan is exempt from the requirements of section 409A of the Internal Revenue Code as a short-term deferral program described under Treas. Reg. 1.409A-1(b)(4).

Accordingly, the Plan is amended by adding the following sentence to the end of the Section titled “Bonuses”:

“Notwithstanding anything in the Plan to the contrary, bonuses payable pursuant to the Plan shall be paid in cash during the two and one-half month period following the end of the year in which the bonus is earned and vested.”

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the Corporation, effective as of January 1, 2005.

ATTEST/WITNESS	THE RYLAND GROUP, INC.

____________________________________________________	By:________________________________________________

Print Name:__________________________________________	Print Name:_________________________________________

Date:______________________________________________